Office Locations Las Vegas, NV New York, NY Pune, India Beijing, China

July 18, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Focus Venture Partners, Inc. on Form S-1 of our audit report, dated June 5, 2012 relating to the accompanying balance sheets of Optos Capital Partner, LLC and Jus-Com, Inc, as of December 31, 2011 and 2010 and the statements of operations, stockholders’ equity, and cash flows for the years then ended, which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement and this Prospectus.

De Joya Griffith, LLC

/s/ De Joya Griffith, LLC

Henderson, NV

July 18, 2012

Member of:
De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052 Telephone (702) 563-1600 ● Facsimile (702) 920-8049 www.dejoyagriffith.com